Exhibit 5

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com

CLIENT/MATTER NUMBER
302280-0139

September 3, 2010

Hanger Orthopedic Group, Inc.

10910 Domain Drive, Suite 300

Austin, Texas 78758

Re:	Hanger Orthopedic Group, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as counsel to Hanger Orthopedic Group, Inc. (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to an offering by the Company of up to a total of 2,450,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), which may be issued pursuant to the Company’s 2010 Omnibus Incentive Plan (the “Plan”).

In connection with our representation, we have examined (1) the Certificate of Incorporation of the Company, and all amendments thereto, (2) the By-Laws of the Company, (3) the Registration Statement, (4) the Plan and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

Based upon and pursuant to the foregoing, we are of the opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Foley & Lardner LLP

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	SILICON VALLEY
BRUSSELS	LOS ANGELES	NEW YORK	SAN DIEGO/DEL MAR	TALLAHASSEE
CHICAGO	MADISON	ORLANDO	SAN FRANCISCO	TAMPA
DETROIT	MIAMI	SACRAMENTO	SHANGHAI	TOKYO
WASHINGTON, D.C.